Exhibit 99.1

August 29, 2013

Dear Shareholder,

We are writing to inform you of several recent decisions made by the Board of Directors (the “Board”) of Bluerock Multifamily Growth REIT, Inc. (“BMG”). On July 3, 2013, BMG publicly announced its decision to explore strategic alternatives to enhance the growth of its portfolio. In connection with the Board’s review of strategic alternatives, the Board has determined that it is in BMG and its shareholders’ best interests to terminate the registered follow-on offering of its common stock (the “Follow-On Offering”) and BMG’s distribution reinvestment plan, effective as of September 9, 2013. The Board feels that terminating the Follow-On Offering will put BMG in a better position to explore strategic alternatives and pursue opportunities to maximize shareholder value.

We believe we have built a strong, well positioned real estate portfolio. As of August 15, 2013, BMG had raised gross offering proceeds of approximately $22.5 million, including under its distribution reinvestment plan, and owns joint venture investments in 7 properties: 6 apartment properties with an average occupancy at June 30, 2013 of approximately 95%, having approximately 1,370,926 rentable square feet and comprised of 1,453 apartment units, and 1 multifamily development project.

However, our general and administrative expenses remain high relative to the size of our real estate portfolio. To date, we have continued to offer shares of our common stock in a registered continuous offering, carried out in a manner consistent with offerings of other non-listed REITs, because we believed we could significantly grow the size of our real estate portfolio and generate increased revenue from additional investments to cover operating expenses. We have now determined that we are unlikely to achieve that goal through the Follow-On Offering. Consequently, the Board has made the decision that it is in the best interests of our shareholders to terminate the Follow-On Offering, including the distribution reinvestment plan, effective as of September 9, 2013. We are not accepting further subscriptions to the Follow-On Offering at this time.

Since the amounts paid to repurchase shares are derived exclusively from our distribution reinvestment plan and, after its termination on September 9, 2013, no shares will be available for issuance thereunder, our share repurchase plan will also terminate as of September 9, 2013. All cued and pending requests under the share repurchase plan will be cancelled as of that date. We are also terminating our Automatic Investment Plan, effective as of September 9, 2013.

This letter also serves as the notice of the termination of our distribution reinvestment plan in accordance with the terms of the plan. All current participants in the distribution reinvestment plan will receive declared distributions to which they are entitled in the form of cash or shares of our common stock, as each has elected, following September 8, 2013.

Bluerock Multifamily Growth REIT, Inc. | 712 Fifth Avenue, New York, NY 10019 | www.bluerockre.com

The Board continues its review of strategic alternatives, and is evaluating options to maximize shareholder value. These options may include engaging a financial advisor to assist the Board in its pursuit of strategic alternatives.

We believe that these actions will ultimately strengthen our financial position and are in the best interest of our shareholders. If you have any questions related to BMG, please contact your Financial Advisor or our Investor Relations Department by phone at 888-558-1031, or by email at investor.relations@bluerockre.com.

Sincerely,

/s/ Dr. Randy I. Anderson

Dr. Randy I. Anderson

CEO, Bluerock Multifamily Growth REIT, Inc.

Forward-looking Statements

This letter contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to strategic alternatives and benefits to shareholders. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of future acquisitions, uncertainties relating to changes in general economic and real estate conditions; the impact of current and future regulation; the uncertainties relating to the implementation of our real estate investment strategy; no guarantee as to future distributions; no guarantee as to the consummation of a liquidity event; and other risk factors as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Multifamily Growth REIT, Inc. | 712 Fifth Avenue, New York, NY 10019 | www.bluerockre.com